Exhibit 1.1

EXECUTION VERSION

ANGEL OAK MORTGAGE REIT, INC. $50,000,000 9.500% Senior notes due 2029 UNDERWRITING AGREEMENT Dated: JULY 18, 2024

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	Pricing Term Sheet
Exhibit D-1	–	Form of Opinion of Company Counsel
Exhibit D-2	–	Form of Opinion of Company Counsel
Exhibit E	–	Form of Opinion of Maryland Counsel
Exhibit F	–	Issuer General Use Free Writing Prospectuses

ANGEL OAK MORTGAGE REIT, INC.

$50,000,000 9.500% Senior Notes due 2029

UNDERWRITING AGREEMENT

July 18, 2024

RBC Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Piper Sandler & Co.

As Representatives of the several Underwriters

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), and Falcons I, LLC, a Delaware limited liability company (the “Manager”), confirm their respective agreements with RBC Capital Markets, LLC (“RBC Capital Markets”), UBS Securities LLC (“UBS Investment Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and Piper Sandler & Co. (“Piper Sandler”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom RBC Capital Markets, UBS Investment Bank, Wells Fargo Securities and Piper Sandler are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of $50,000,000 aggregate principal amount of the Company’s 9.500% Senior Notes due 2029 (the “Notes”), which will be fully and unconditionally guaranteed as to the payment of principal, premium and interest by the Operating Partnership (the “Guarantee”, and such Notes together with the corresponding Guarantee thereof, the “Securities”).

The Securities will be issued pursuant to that certain indenture (the “Base Indenture”) to be dated on or about July 25, 2024 among the Transaction Entities and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The term “Indenture” as used herein includes the Base Indenture and the First Supplemental Indenture to be dated on or about July 25, 2024, among the Transaction Entities and the Trustee (the “First Supplemental Indenture”), establishing the form and terms of the Securities. To the extent there are no additional Underwriters named in Exhibit A hereto other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used in this Agreement are defined in Section 17 hereof.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Transaction Entities have jointly prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectuses to the Base Prospectus relating to the Securities which is used together with the Base Prospectus, each of which has previously been furnished to you. Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1933 Act on or before the Applicable Time or the issue date of such preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1933 Act after the Applicable Time or the date of such preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement with the Commission in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein.

SECTION 1.           Representations and Warranties.

(a)            Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on June 27, 2024 and declared effective by the Commission on July 9, 2024.

(2)            Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act, and at the Closing Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (w) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the Pricing Term Sheet included on Exhibit C hereto, all considered together (collectively, the “General Disclosure Package”), nor (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to (i) the part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, as amended, or (ii) statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2) under the 1933 Act, and at the date hereof, the Company was not, is not and will not be, as applicable, an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4)            Independent Accountants. KPMG LLP, who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(5)            Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6)            No Material Adverse Change in Business. Except as otherwise disclosed therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) neither of the Transaction Entities nor any of their respective subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Transaction Entities and their respective subsidiaries, taken as a whole, and neither of the Transaction Entities nor any of their respective subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its capital stock or, in the case of the Operating Partnership, OP Units.

(7)            Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, and the Notes and (iii) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(8)            Good Standing of the Operating Partnership. The Operating Partnership (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture, and the Guarantee and (iii) is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Angel Oak Mortgage OP GP, LLC (the “General Partner”), is the sole general partner of the Operating Partnership.

(9)            Good Standing of Subsidiaries. Each subsidiary of the Company other than the Operating Partnership (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each subsidiary of the Company (including the Operating Partnership) that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(10)           Capitalization. The Company has the capitalization described in the General Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(11)           Operating Partnership Interests. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any OP Units or other ownership interests of the Operating Partnership, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The aggregate ownership percentage of the Company and the General Partner of the OP Units is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(12)           Management Agreement and Operating Partnership Agreement. The Management Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and constitutes a valid and binding agreement of the Transaction Entities, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Operating Partnership Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and constitutes a valid and binding agreement of the Transaction Entities, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(13)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(14)           Authorization of Base Indenture. The Base Indenture has been duly authorized by the Transaction Entities and, at the Closing Date, the Base Indenture will have been duly executed by the Transaction Entities and duly qualified under the Trust Indenture Act. Assuming due authorization, execution and delivery by the Trustee, the Base Indenture constitutes a valid and binding agreement of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except to the extent that the indemnification provisions of the Base Indenture may be limited by federal or state securities laws and public policy considerations in respect thereof.

(15)           Authorization of Supplemental Indenture. The Supplemental Indenture has been duly authorized by the Transaction Entities and, at the Closing Date, the Supplemental Indenture will have been duly executed by the Transaction Entities and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except to the extent that the indemnification provisions of the Supplemental Indenture may be limited by federal or state securities laws and public policy considerations in respect thereof.

(16)           Authorization of Notes. The Notes have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(17)           Authorization of Guarantee. The Guarantee has been duly authorized by the Operating Partnership and, at the Closing Date, the notations of the Guarantee endorsed on the Notes issued at the Closing Date will have been duly executed by the Operating Partnership and, when the Securities are issued and delivered in the manner provided for in the Indenture, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and such notations of the Guarantee will be in the form contemplated by the Indenture.

(18)           Description of Indenture and Securities. The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(19)           Absence of Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Transaction Entities with its obligations under this Agreement, the Indenture, and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of either of the Transaction Entities or any of their respective subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective assets, properties or operations.

(20)           Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities, any of their respective subsidiaries or the Manager exists or, to the knowledge of the Transaction Entities, is imminent, and neither of the Transaction Entities is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Transaction Entities, any of their respective subsidiaries or the Manager which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(21)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Transaction Entities, threatened, against either of the Transaction Entities or any of their respective subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, and the Securities or the performance by the Transaction Entities of their respective obligations under this Agreement, the Indenture, and the Securities.

(22)           Accuracy of Descriptions and Exhibits. The information in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to our Organizational Structure,” “Risk Factors—Risks Related to our REIT Qualification and Certain Other U.S. Federal Income Tax Items,” “Risk Factors—Risks Related to Our Company—Maintenance of our exclusion from regulation as an investment company under the Investment Company Act imposes significant limitations on our operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Existing Financing Arrangements,” “Certain Provisions of Maryland Law and of our Charter and Bylaws,” “Certain Relationships and Related Party Transactions,” “Description of Stock,” “and “Material U.S. Federal Income Tax Considerations,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of either of the Transaction Entities’ Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(23)           Possession of Intellectual Property. Except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (i) the Transaction Entities and their respective subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there are no third parties who have or, to the knowledge of the Transaction Entities, will be able to establish rights to any Intellectual Property of the Transaction Entities or any of their respective subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Transaction Entities or any of their respective subsidiaries; (iv) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ or any of their respective subsidiaries’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that either of the Transaction Entities or any of their respective subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Transaction Entities are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (v) the Transaction Entities and their respective subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Transaction Entities or any of their respective subsidiaries, all such agreements are in full force and effect, and the Transaction Entities are unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

(24)           Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, waiver or consent under any Company Document, and (C) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Transaction Entities of this Agreement, the Indenture, and the Securities, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Transaction Entities pursuant to this Agreement or for the consummation of any of the other transactions contemplated by this Agreement, the Indenture, and the Securities, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(25)           Possession of Licenses and Permits. The Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(26)           Title to Property. The Transaction Entities and their respective subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Transaction Entities or any of their respective subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any of their respective subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Transaction Entities or any of their respective subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Transaction Entities or any of their respective subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

(27)           Investment Company Act. Neither of the Transaction Entities nor any of their respective subsidiaries are, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(28)           Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of either Transaction Entity, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Transaction Entities or any of their respective subsidiaries and (D) to the knowledge of the Transaction Entities, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Transaction Entities or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(29)           Absence of Registration Rights. There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for any such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(30)           Tax Returns. The Transaction Entities and their respective subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure to so file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid to the extent that any of the foregoing is due and payable, except for any such tax that is currently being contested in good faith and except for such taxes the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(31)           Insurance. The Transaction Entities and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Transaction Entities and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Transaction Entities or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Transaction Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(32)           Accounting and Disclosure Controls. The Company and its subsidiaries maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations) and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly represents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the incorporation of the Company, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of: (i) all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

(33)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(34)           Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(35)           Absence of Manipulation. Neither of the Transaction Entities has taken, nor will it take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(36)           Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

(37)           No Unlawful Payments. Neither of the Transaction Entities nor any of their respective subsidiaries nor any director, officer or employee of the Transaction Entities or any of their respective subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries or affiliates is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Transaction Entities and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither of the Transaction Entities nor their respective subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(38)           Compliance with Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their respective subsidiaries.

(39)           No Conflicts with Sanction Laws. Neither of the Transaction Entities nor any of their respective subsidiaries, directors, officers or employees, nor, to the knowledge of the Transaction Entities, any agent, employee or affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past ten years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(40)           ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the IRS, the U.S. Department of Labor, the U.S. Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its ERISA Affiliates (as defined below) that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its ERISA Affiliates that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each Plan is and has been operated and administered in accordance with its terms and applicable law, and is in compliance in form with ERISA, the Code (including, where intended to be qualified under Section 401(a) of the Code, such Plan has been determined by the IRS to be so qualified or is in the process of being approved by the IRS) and all other applicable federal, state or local laws and regulations save where any failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (v) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its ERISA Affiliates compared to the amount of such contributions made in the Company’s or the ERISA Affiliate’s most recently completed fiscal year; (w) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Board Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (x) any event or condition giving rise to any actual or contingent, direct or indirect liability under Title IV or Section 302 of ERISA or Section 412 of the Code that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (y) the filing of a claim by one or more employees or former employees of the Company or any of its ERISA Affiliates related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (z) one or more nonexempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means an “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code) with respect to which the Company or any of its ERISA Affiliates may have any actual or contingent, direct or indirect liability and the term “ERISA Affiliate” means any person that would be deemed at any relevant time to be a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code or under common control with the Company under Section 4001 of ERISA.

(41)           Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither of the Transaction Entities nor any of their respective subsidiaries has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; or (ii) the Transaction Entities will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined).

(42)           Related Party Transactions. There are no business relationships or related party transactions involving the Transaction Entities or any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any other person that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(43)           Offering Materials. Without limitation to the provisions of Section 18 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 18).

(44)           No Restrictions on Dividends. Neither of the Transaction Entities nor any of their respective subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company, including the Operating Partnership, is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary, including the Operating Partnership, of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Transaction Entities or any of their respective subsidiaries, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

(45)           Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(46)           Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2019, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code.

(47)           Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to either of the Transaction Entities’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and the Transaction Entities and their respective subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Transaction Entities and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Transaction Entities and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(b)           Representations and Warranties of the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof:

(1)            Organization and Good Standing. The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement and (iii) is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, business, properties, management or prospects of the Manager (a “Manager Material Adverse Effect”).

(2)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(3)            Authorization of the Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager, and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(4)            Manager-Related Disclosure. The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement, the General Disclosure Package or Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(5)            Absence of Defaults and Conflicts. The Manager is not (i) in violation of its Organizational Documents or (ii) in violation of or in default under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it, or any of its properties, is bound, except in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Manager with its obligations under this Agreement and the Management Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to, any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Manager is a party, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Manager or (ii) except as would not reasonably be expected to result in a Manager Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

(6)             Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, the consummation of the transactions contemplated by this Agreement and the Management Agreement, and in connection with the offering, issuance and sale of the Securities by the Transaction Entities, except such as have been obtained or made and except that no representation is made as to such as may be required under state or foreign securities laws.

(7)            No Consents Required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of each of this Agreement or the consummation of the transactions contemplated by this Agreement.

(8)            No Material Adverse Change in Business. Except as otherwise disclosed therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no material adverse change or any development that could reasonably be expected to result in a Manager Material Adverse Effect or that could prevent the Manager from carrying out its obligations under this Agreement.

(9)            Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against the Manager that might reasonably be expected, individually or in the aggregate, to result in a Manager Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement.

(10)           Employee Matters. The Manager has not been notified that any of the Manager’s officers, investment committee members, investment professionals or other key persons named in the Registration Statement, the General Disclosure Package and the Prospectus plans to terminate his or her employment or association with the Manager.

(11)           Resources. The Manager has access to personnel and other resources reasonably necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(12)           Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(13)           Accounting Controls. The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (i) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement are executed in accordance with management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(14)           No Unlawful Payments. Neither the Manager nor any of its directors or officers nor, to the knowledge of the Manager, any manager, employee or agent of the Manager, in each case acting on behalf of the Manager, is aware of or has taken, directly or indirectly, any action that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Anti-Corruption Laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(15)           Compliance with Money Laundering Laws. The operations of the Manager are and have been conducted at all times in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(16)           No Conflicts with Sanction Laws. Neither the Manager nor any of its directors or officers nor, to its knowledge, any manager, agent or employee of the Manager, in each case acting on behalf of the Manager is currently the subject of any Sanctions, nor located, organized or resident in a Sanctioned Country; and the Manager will not directly or, indirectly cause the Transaction Entities to directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

(17)           Investment Advisers Act. The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(18)           Free Writing Prospectus. Without limitation to the provisions of Section 18 hereof, the Manager has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 18).

(19)           No Stabilization. The Manager has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(c)           Certificates. Any certificate signed by any officer of the Transaction Entities, the Manager or any of their subsidiaries (whether signed on behalf of such officer, the Transaction Entities, the Manager or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Transaction Entities or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.            Sale and Delivery to Underwriters; Closing.

(a)           Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Transaction Entities agree to sell to the Underwriters, severally and not jointly, the aggregate principal amount of Securities, and each Underwriter, severally and not jointly, agrees to purchase the aggregate principal amount of Securities set forth opposite its name in Exhibit A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to ensure that the Securities are issued in minimum denominations of $25 and whole multiples of $25 in excess thereof at a price equal to 96.850% of the principal amount thereof (the “Purchase Price”).

(b)           Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Clifford Chance US LLP, Two Manhattan West, 375 Ninth Avenue, New York, NY 10001, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on July 25, 2024 (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. RBC Capital Markets, UBS Investment Bank, Wells Fargo Securities and Piper Sandler, each individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           Delivery of Securities. The Company shall make one or more global certificates representing the Securities (collectively, the “Global Securities”) available for inspection by the Representatives not later than 3:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.           Covenants of the Transaction Entities. Each of the Transaction Entities covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters have reasonably objected in a timely manner), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof as soon as possible.

(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters have reasonably objected in a timely manner. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters have reasonably objected in a timely manner.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)             Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)             Listing. The Company will use its best efforts to cause the Securities to be listed for trading within the time period specified in the General Disclosure Package and to maintain such listing on the NYSE.

(j)             Restriction on Sale of Securities. Except for the Securities to be issued under this Agreement, during the Lock-Up Period, the Transaction Entities and their subsidiaries will not, without the prior written consent of the Representatives (which consent may be withheld in the Representatives’ sole discretion), directly or indirectly:

(i)             sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Transaction Entities or any of their subsidiaries or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Transaction Entities or any of their subsidiaries; or

(ii)            file, cause the filing of or cause to be declared effective any registration statement under the 1933 Act with the Commission with respect to any securities described in clause (i) of this section.

(k)            Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)             Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m)           Absence of Manipulation. The Transaction Entities will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the price of any security of the Company to facilitate the sale or resale of the Securities.

(n)           1940 Act. The Transaction Entities shall not invest, or otherwise use the proceeds received by the Transaction Entities from its sale of the Securities in such a manner as would require either of the Transaction Entities to register as an investment company under the 1940 Act.

(o)           Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board determines that it is no longer in the best interest of the Company to attempt to, or continue to, qualify as a REIT.

SECTION 4.           Covenants of the Manager. The Manager covenants with each Underwriter that it will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

SECTION 5.           Payment of Expenses.

(a)           Expenses. The Company, in order to facilitate the issuance of the Securities will pay all reasonable expenses incident to the performance of the Transaction Entities’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the Indenture, the Securities, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that with respect to fees of counsel to the Underwriters, the amount reimbursed shall in no event exceed $5,000), (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee and any registrar, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (x) the fees and expenses of the Underwriters (including fees and disbursements of the counsel for the Underwriters and marketing, syndication and travel expenses and any expenses related to an investor presentation and/or roadshow to potential investors that are incurred by the Underwriters), provided that payment or reimbursement by the Company of such fees and expenses shall not exceed $150,000 and (xi) all fees charged by any ratings agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement, and book entry transfer through DTC. Except as provided in this Section 5(a), the Underwriters shall pay their own expenses, including the fees and disbursements of counsel and travel and lodging expenses.

(b)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i), Section 10(a)(iii)(A) or Section 10(a)(v) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.           Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities and the Manager contained in this Agreement, or in certificates signed by any officer of the Transaction Entities, the Manager or any of their respective subsidiaries (whether signed on behalf of such officer, the Transaction Entities, the Manager or such subsidiary), to the performance by the Transaction Entities and the Manager of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)           Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received the favorable opinions, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Transaction Entities and the Manager (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibits D-1 and D-2 hereto, and the opinion, dated as of the Closing Date, of Venable LLP, special Maryland counsel to the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto.

(c)            Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter, dated as of Closing Date, of Clifford Chance US LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d)           Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Transaction Entities by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company (and persons having equivalent functions with respect to the Operating Partnership), dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f)             Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g)            Exchange Listing and DTC. An application for the listing of the Securities shall have been submitted to the NYSE. At the Closing Date, the Securities shall be eligible for clearance and settlement through DTC.

(h)           Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, certifying certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)             Manager Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Manager, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Manager by the President and Treasurer of the Manager (or persons having equivalent functions), dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Manager in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(j)             Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request.

(k)            Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, in the case of any such termination of this Agreement, Sections 7, 8, 9, 15, 17, 19 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.

(l)             No Rating Event. Between the date of this Agreement and the Closing Date, there shall not have occurred any downgrading in the rating of debt securities, if any, of the Transaction Entities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Transaction Entities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

SECTION 7.           Indemnification.

(a)           Indemnification by the Transaction Entities. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any such loss, liability, claim, damage or litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

(b)            Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their respective directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the names of the Underwriters and their respective participation in the sale of the Securities; and (ii) the information regarding concession and reallowance in the third paragraph under such caption and the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the tenth paragraph (and all sub-bullets) under such caption.

(c)            Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 7(a) above shall be selected by the Representatives, and counsel to the Transaction Entities and the other indemnified parties referred to in Section 7(b) above shall be selected by the Transaction Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 7(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities and the other indemnified parties referred to in Section 7(b) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.           Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 9.             Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Manager, the Transaction Entities or any of their respective subsidiaries (whether signed on behalf of such officer, the Manager, the Transaction Entities or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Manager, the Transaction Entities, any officer, director or employee of the Manager, the Transaction Entities or any person controlling the Manager or the Transaction Entities, and shall survive delivery of and payment for the Securities.

SECTION 10.           Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE Amex has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 7, 8, 9, 15, 17, 19 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11.           Default by One or More of the Underwriters.

(a)            If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)              if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)              if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.           Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York, 10281, Attention: DCM Transaction Management/Scott Primrose, telephone: 212-618-7706, email: TMGUS@rbccm.com; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention of Fixed Income Syndicate, telephone; 203-719-1088; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; and Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Debt Capital Markets, with a copy to Piper Sandler General Counsel: 1251 Avenue of the Americas, 6th Floor, New York, New York 10020 (email: LegalCapMarkets@psc.com); notices to the Transaction Entities and the Manager shall be directed to Angel Oak Mortgage REIT, Inc., 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia 30326, Attention of Brandon Filson.

SECTION 13.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 14.           Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and the Manager and their respective successors and the controlling persons and other indemnified parties referred to in Sections 7 and 8 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and the Manager and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.           GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.           Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

SECTION 17.           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 3:42 p.m. (New York City time) on July 18, 2024 or such other time as agreed by the Company and the Representatives.

“Base Prospectus” means the base prospectus included in the Registration Statement

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their respective subsidiaries is subject.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means U.S. generally accepted accounting principles.

“IRS” means the U.S. Internal Revenue Service.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement.

“Management Agreement” means the amended and restated management agreement among the Company, the Operating Partnership and the Manager, dated as of May 1, 2024.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated June 21, 2021.

“OP Units” means units of limited partner interest in the Operating Partnership.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Pre-Pricing Prospectus” means the preliminary prospectus dated July 18, 2024 relating to the Securities, together with the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“preliminary prospectus” means each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the Prospectus Supplement. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Prospectus” means the Prospectus Supplement and the Base Prospectus, in the form first filed pursuant to Rule 424(b) after the Applicable Time, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

“Prospectus Supplement” means the prospectus supplement relating to the Securities dated July 18, 2024, together with the Base Prospectus.

“Registration Rights Agreement” means the registration rights agreements among (i) the Company, the Manager and NHTV Atlanta Holdings LP, Xylem Finance LLC and VPIP AO MF LLC and the other parties thereto, (ii) the Company and CPPIB and (iii) the Company and the Manager.

“Registration Statement” means the Company’s and the Operating Partnership’s registration statement on Form S-3 (Registration Nos. 333-280531 and 333-280531-01), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but that is deemed to be a part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Shareholder Rights Agreement” means the shareholder rights agreements entered into by the Company and the Manager with each of NHTV Atlanta Holdings LP and Xylem Finance LLC.

“Stockholder Documents” means, together, the Shareholder Rights Agreement and the Registration Rights Agreement.

“Subject Instruments” means the Stockholder Documents and all other instruments, agreements and documents incorporated by reference into the Registration Statement or filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document incorporated by reference into or filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not incorporated by reference into or included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, , any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 18.           Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto, and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 19.           Absence of Fiduciary Relationship. Each of the Transaction Entities and the Manager acknowledges and agrees that:

(a)            each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Transaction Entities and the Manager, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Transaction Entities and the Manager on other matters and no Underwriter has any obligation to the Transaction Entities or the Manager with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b)            the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c)            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)            it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and the Manager and that none of the Underwriters has any obligation to disclose such interests and transactions to the Transaction Entities and the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)            it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty relating to the transactions contemplated by this Agreement and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities and the Manager or any stockholders, employees or creditors of the Transaction Entities or the Manager;

(f)            the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g)           none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 20.           Research Analyst Independence. The Transaction Entities and the Manager acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Transaction Entities and the Manager hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Transaction Entities and the Manager may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Transaction Entities and the Manager by such Underwriters’ respective investment banking divisions. The Transaction Entities and the Manager acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 21.           TRIAL BY JURY. EACH OF THE TRANSACTION ENTITIES AND THE MANAGER AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Transaction Entities and the Manager in accordance with its terms.

Very truly yours,

ANGEL OAK MORTGAGE REIT, INC.

By:	/s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP

By:	Angel Oak Mortgage OP GP, LLC, its general partner

By:	Angel Oak Mortgage REIT, Inc., its sole member

By:	/s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

FALCONS I, LLC

By:	/s/ Brandon Filson
Name: Brandon Filson
Title: Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:
RBC CAPITAL MARKETS, LLC
By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Authorized Signatory

UBS SECURITIES LLC
By:	UBS SECURITIES LLC

By:	/s/ Jay Anderson
Jay Anderson

By:	/s/ Aaron Dupere
Aaron Dupere

WELLS FARGO SECURITIES, LLC
By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

PIPER SANDLER & CO.
By:	PIPER SANDLER & CO.

By:	/s/ Thomas Howland
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
RBC Capital Markets, LLC	$10,250,000
UBS Securities LLC	$10,250,000
Wells Fargo Securities, LLC	$10,250,000
Piper Sandler & Co.	$9,250,000
B. Riley Securities, Inc.	$5,000,000
Janney Montgomery Scott LLC	$5,000,000
Total	$50,000,000

Exh. A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members
Angel Oak Mortgage Operating Partnership, LP	Delaware	Limited Partnership	Angel Oak Mortgage OP GP, LLC
Angel Oak Mortgage OP GP, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage, REIT Inc.
Angel Oak Mortgage REIT TRS, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage Operating Partnership, LP
AOMI SPV LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC
Angel Oak Mortgage Fund TRS	Delaware	Statutory Trust	Not applicable
AOMR TRS SPE, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC
AOMR-REO, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC
Spruce Mortgage Trust	Delaware	Statutory Trust	Not applicable
AOMT II, LLC*	Delaware	Limited Liability Company	Angel Oak Mortgage Operating Partnership, LP

*AOMT II, LLC is the depositor with respect to six securitization trusts that are not listed in this Exhibit B.

Exh. B-1

EXHIBIT C

PRICING TERM SHEET

Filed Pursuant to Rule 433 of the Securities Act of 1933

Issuer Free Writing Prospectus dated July 18, 2024

Relating to Preliminary Prospectus Supplement dated July 18, 2024 and Prospectus dated July 9, 2024

Registration Nos. 333-280531 and 333-280531-01

Pricing Terms

Angel Oak Mortgage REIT, Inc.

$50,000,000

9.500% Senior Notes due 2029

Pricing Term Sheet
July 18, 2024

The following sets forth the final terms of the 9.500% Senior Notes due 2029 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated July 18, 2024, together with the accompanying prospectus, dated July 9, 2024, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”)

Guarantee:	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Guarantor”).

Title of the Securities:	9.500% Senior Notes due 2029 (the “Notes”)

Type of Offering:	SEC Registered

Aggregate Principal Amount Being Offered:	$50,000,000

Over-Allotment Option:	The underwriters for this offering do not have an over-allotment option to purchase additional Notes.

Exh. C-1

Type of Note:	Fixed rate note

Stated Maturity Date:	July 30, 2029

Interest Rate:	9.500%

Trade Date:	July 18, 2024

Settlement Date:	July 25, 2024 (T+5)**

Interest Payment Dates:	Each January 30, April 30, July 30 and October 30, commencing on October 30, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including July 25, 2024, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Day Count Basis:	360-day year of twelve 30-day months

Issue Price:	$25.00

Price to Issuer:	$24.2125

Net Proceeds to the Issuer, after the Underwriting Discount, before Expenses:	$48,425,000 total

Use of Proceeds:	The Company intends to use the majority of the net proceeds from the offering for general corporate purposes, which may include the acquisition of non-qualified residential mortgage loans and other target assets primarily sourced from Angel Oak Mortgage Lending (as defined in the Preliminary Prospectus) or other target assets through the secondary market in a manner consistent with the Company’s strategy and investment guidelines. Additionally, the Company intends to use the net proceeds from this offering to repurchase approximately $20.0 million of shares of its common stock, par value $0.01 per share, owned by Xylem Finance LLC (“Xylem”), an affiliate of Davidson Kempner Capital Management LP, pursuant to the Company’s stock repurchase agreement with Xylem.

Exh. C-2

Denominations:	$25.00 and integral multiples of $25.00 in excess thereof.

Optional Redemption:

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after July 30, 2026, upon not less than 30 days’ nor more than 60 days’ notice to holders prior to the redemption date, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offer to Repurchase:	Upon a Change of Control Repurchase Event (as defined in the Preliminary Prospectus), the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

CUSIP / ISIN:	CUSIP: 03464Y 207
ISIN: US03464Y2072

Expected Rating:*	[*]

Listing:	The Company intends to apply to list the Notes on the New York Stock Exchange under the trading symbol “AOMN” and expects trading of the Notes to commence within 30 days after the original issue date

Joint Book-Running Managers:	RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Piper Sandler & Co.
Co-Managers:	B. Riley Securities, Inc. and Janney Montgomery Scott LLC

Trustee:	U.S. Bank Trust Company, National Association

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to their delivery will be required, by virtue of the fact that the Notes will initially settle T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery should consult their own advisors.

Exh. C-3

This communication is intended for the sole use of the person to whom it is provided by the issuer.

The Company and the Guarantor have filed a registration statement (including a base prospectus dated July 9, 2024) and a preliminary prospectus supplement dated July 18, 2024 with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from RBC Capital Markets, LLC by calling 1-866-375-6829, UBS Securities LLC by calling 1-888-827-7275, Wells Fargo Securities, LLC by calling 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com, and Piper Sandler & Co. by emailing fsg-dcm@psc.com.

Exh. C-4

EXHIBIT D-1

FORM OF OPINION OF COMPANY COUNSEL

Exh. D-1-1

EXHIBIT D-2

FORM OF OPINION OF COMPANY COUNSEL

Exh. D-2-1

EXHIBIT E

FORM OF OPINION OF MARYLAND COUNSEL

Exh. E-1

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus dated July 18, 2024 set forth on Exhibit C hereto.

Exh. F-1